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                                                                    EXHIBIT 21.1

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
NAME OF SUBSIDIARY             JURISDICTION OF ORGANIZATION OWNERSHIP INTEREST*
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
Ballard Designs, Inc.........            Georgia               Wholly-owned
Cinmar, Inc..................              Ohio                Wholly-owned
Cinmar, L.P..................            Delaware              Wholly-owned
Cornerstone Consolidated
 Services Group, Inc.........            Delaware              Wholly-owned
Cornerstone Real Estate Com-
 pany I, LLC.................            Delaware              Wholly-owned
Garnet Hill, Inc.............         New Hampshire            Wholly-owned
Smith & Noble LLC............            Delaware              Wholly-owned
The Cornerstone Holdings
 Group, Inc..................            Delaware              Wholly-owned
The Cornerstone Brands Group,
 Inc.........................            Delaware              Wholly-owned
The Territory Ahead, Inc.....            Delaware              Wholly-owned
TravelSmith Outfitters,
 Inc.........................           California            Majority-owned
Whispering Pines LLC.........            Delaware             Majority-owned
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*  Certain of the subsidiaries listed are indirect subsidiaries of the
   Registrant
   (i.e. owned by another subsidiary of the Registrant rather than directly by the Registrant).